UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2009

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 6, 2009, ACADIA Pharmaceuticals Inc. (the “Company”) announced that it intended to implement cost-saving measures to further streamline its operations, reduce its internal operating expenses, and provide added financial flexibility, following the disappointing results of its first Phase III trial with pimavanserin. On October 15, 2009, the Company initiated a restructuring designed to implement these measures, focus resources on its most advanced programs, and extend its cash runway. The restructuring was approved by the Company’s Board of Directors on October 14, 2009. In connection with the restructuring, the Company plans to reduce its total workforce by about 50 percent to 28 employees. The Company expects to complete the workforce reduction by October 19, with the exception of a few employees helping to transition matters. The Company estimates that it will record charges of approximately $1.3 million during the fourth quarter of 2009 for employment termination costs payable in cash in connection with the workforce reduction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in workforce discussed in Item 2.05, two of the Company’s named executive officers, Bo-Ragnar Tolf, Vice President, Chemistry, and John Kaiser, Vice President, Marketing and Strategic Development, will be leaving due to the elimination of their positions at the Company. Dr. Tolf’s last day of employment will be December 15, after he assists with transitioning certain matters this year. Mr. Kaiser’s last day of employment will be October 19.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to cost savings and charges expected to result from the restructuring. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the difficulty in forecasting actual costs and savings resulting from a restructuring. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2008 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ THOMAS H. AASEN
Date: October 15, 2009		Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer and Secretary

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